Exhibit 99.1
601 Poydras St., Suite 2400
New Orleans, LA 70130
NYSE: SPN
(504) 587-7374
Fax: (504) 362-1818
          FOR FURTHER INFORMATION CONTACT:
Terence Hall, CEO; Robert Taylor, CFO;
Greg Rosenstein, VP of Investor Relations, (504) 587-7374
SUPERIOR ENERGY SERVICES REPLACES EXPIRING $350 MILLION
SHARE REPURCHASE PROGRAM
New Orleans, La. — December 16, 2009 — Superior Energy Services, Inc. (NYSE: SPN) announced today that its Board of Directors has authorized a share repurchase program of the company’s common stock to replace the existing program which expires on December 31, 2009. The program will have an authorized limit of up to $350 million and will expire on December 31, 2011.
“The parameters and objective of this program are the same as the expiring program, and that is to repurchase shares opportunistically when conditions warrant over the next two years,” said Terence E. Hall, chairman and chief executive officer.
Superior Energy Services, Inc. serves the drilling and production needs of oil and gas companies worldwide through its brand name rental tools and its integrated well intervention services and tools, supported by an engineering staff who plan and design solutions for customers. Offshore projects are delivered by the Company’s fleet of modern marine assets.
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